Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nushares ETF Trust:

We consent to the use of our report dated December 27, 2018, with respect to the financial statements and financial highlights of Nuveen ESG Large-Cap Growth ETF (formerly Nushares ESG Large-Cap Growth ETF), Nuveen ESG Large-Cap Value ETF (formerly Nushares ESG Large-Cap Value ETF), Nuveen ESG Mid-Cap Growth ETF (formerly Nushares ESG Mid-Cap Growth ETF), Nuveen ESG Mid-Cap Value ETF (formerly Nushares ESG Mid-Cap Value ETF), and Nuveen ESG Small-Cap ETF (formerly Nushares ESG Small-Cap ETF), as of October 31, 2018, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2019

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nushares ETF Trust:

We consent to the use of our report dated December 27, 2018, with respect to the financial statements and financial highlights of Nuveen ESG International Developed Markets Equity ETF (formerly Nushares ESG International Developed Markets Equity ETF) and Nuveen ESG Emerging Markets Equity ETF (formerly Nushares ESG Emerging Markets Equity ETF), each a series of Nushares ETF Trust, as of October 31, 2018, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2019